                                                                     Exhibit 21


                                  SUBSIDIARIES

                              AS OF MARCH 20, 1997

NAME                                                  PLACE OF INCORPORATION

Cardiovascular Imaging Systems, Inc.                  California

BSC International Corporation                         Delaware

Boston Scientific Corporation                         Delaware

Boston Scientific Sales, Inc.                         Delaware

EP Technologies, Inc.                                 Delaware

EP Technologies Sales, Inc.                           Delaware

Meadox Medicals Sales, Inc.                           Delaware

Symbiosis Corporation                                 Florida

Boston Scientific Finance Corporation                 Indiana

Boston Scientific Finance Trust                       Massachusetts

Boston Scientific Securities Corporation              Massachusetts

BSC Technology, Inc.                                  Minnesota

Boston Scientific Technology, Inc.                    Minnesota

Meadox Technology, Inc.                               Minnesota

SCIMED Life Systems, Inc.                             Minnesota

SciMed, Inc.                                          Minnesota

SCIMED Foundation                                     Minnesota

SCIMED Technology, Inc.                               Minnesota

Celltechnix Corporation                               New Jersey

Meadox Distribution Company                           New Jersey

Meadox Instruments, Inc.                              New Jersey

Meadox Medicals, Inc.                                 New Jersey

Boston Scientific Corporation
  Northwest Technology  Center, Inc.                  Washington

Heart Technology Manufacturing, Inc.                  Washington


Boston Scientific Argentina S.A.                      Argentina

Boston Scientific Pty. Ltd.                           Australia

Boston Scientific Ges.m.b.H.                          Austria

BSC FSC, INC.                                         Barbados

Boston Scientific FSC Corporation                     Barbados

Heart Technology FSC, Inc.                            Barbados

Boston Scientific Benelux SA                          Belgium

Boston Scientific Europe S.P.R.L.                     Belgium

Boston Scientific do Brasil Ltda.                     Brazil

Boston Scientific Ltd.                                Canada

Boston Scientific Latin America B.V. (Chile) Ltda.    Chile

Boston Scientific A/S                                 Denmark

Boston Scientific Denmark A/S                         Denmark

Boston Scientific Limited                             England

Meadox (U.K.) Limited                                 England

SCIMED Life Systems Limited                           England

Antheor SNC                                           France

Boston Scientific S.A.                                France

Boston Scientific Medizintechnik GmbH                 Germany

Boston Scientific Hong Kong Limited                   Hong Kong

BSC International Holding Limited                     Ireland

Boston Scientific Ireland Limited                     Ireland

Boston Scientific Distribution Company                Ireland

Boston Scientific S.p.A.                              Italy

Boston Scientific Japan K.K.                          Japan

Boston Scientific Korea Co. Ltd.                      Korea

Boston Scientific (Malaysia) Sdn Bhd                  Malaysia

Boston Scientific de Mexico, S.A. de C.V.             Mexico

Boston Scientific B.V.                                Netherlands

Boston Scientific Eastern Europe B.V.                 Netherlands

Boston Scientific Far East B.V.                       Netherlands

Boston Scientific International B.V.                  Netherlands

Boston Scientific Latin America B.V.                  Netherlands

Boston Scientific New Zealand Limited                 New Zealand

Boston Scientific Norway AS                           Norway

Boston Scientific Polska sp.zo. o.                    Poland

Boston Scientific Puerto Rico, Inc.                   Puerto Rico

Boston Scientific Asia Pacific Pte. Ltd.              Singapore

Boston Scientific, S.A.                               Spain

Boston Scientific Iberica, S.A.                       Spain

Boston Scientific Nordic AB                           Sweden

Boston Scientific AG                                  Switzerland

Blenir S.A.                                           Uruguay

Boston Scientific International Corporation           Virgin Islands

MM Foreign Sales Corporation                          Virgin Islands